UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 15, 2017

MAGELLAN HEALTH, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	1-6639	58-1076937
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4800 N. SCOTTSDALE RD, SUITE 4400 SCOTTSDALE, ARIZONA	85251
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (602) 572-6050

N/A

(Former name or former address if changed since last
report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01  Other Events.

On September 15, 2017, Magellan Health, Inc. (the “Company”), priced the public offering of $400.0 million aggregate principal amount of its 4.400% Senior Notes due 2024 (the “Notes”).

The Notes were sold in a public offering pursuant to a Registration Statement on Form S-3, as amended (File No. 333-220281) (the “Registration Statement”) and a related prospectus and prospectus supplement filed with the Securities and Exchange Commission. The Company expects the offering to close on September 22, 2017, subject to the satisfaction of customary closing conditions.

The Company entered into an underwriting agreement, dated September 15, 2017 (the “Underwriting Agreement”), with J.P. Morgan Securities LLC, MUFG Securities Americas Inc. and Wells Fargo Securities, LLC as the representatives of the several underwriters named therein, in connection with the issuance and sale of the Notes.  The Underwriting Agreement contains customary representations, warranties and agreements of the Company and customary conditions to closing, indemnification rights and obligations of the parties. In connection with the offering of the Notes, the Company is filing as Exhibit 1.1 hereto, and incorporating by reference herein, the Underwriting Agreement.

The Company expects the net proceeds from the issuance and sale of the notes will be approximately $395.6 million after deducting the underwriting discounts and commissions. The Company intends to use the net proceeds from this offering for working capital and general corporate purposes, and the termination and repayment of the obligations under its existing credit facilities.

Some of the underwriters and their affiliates have engaged in, and may in the future engage in, various financial advisory, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

In connection with the offering of the Notes, the Company is filing as Exhibit 12.1 hereto the computation of the Company’s ratio of earnings to fixed charges for the periods presented in the prospectus supplement to the Registration Statement. Such computation is incorporated by reference into the Registration Statement.

Item 9.01. Financial Statements and Exhibits

(d)                                 Exhibits

Exhibit Number	Description

1.1

Underwriting Agreement, dated September 15, 2017, among Magellan Health, Inc., as issuer, and J.P. Morgan Securities LLC, MUFG Securities Americas Inc. and Wells Fargo Securities, LLC, as representatives of the several underwriters named therein.

12.1	Computation of Ratio of Earnings to Fixed Charges.

Exhibit Index

Exhibit Number	Description

1.1

Underwriting Agreement, dated September 15, 2017, among Magellan Health, Inc., as issuer, and J.P. Morgan Securities LLC, MUFG Securities Americas Inc. and Wells Fargo Securities, LLC, as representatives of the several underwriters named therein.

12.1	Computation of Ratio of Earnings to Fixed Charges.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGELLAN HEALTH, INC.

Date: September 18, 2017	By:	/s/ Jonathan N. Rubin
Name: Jonathan N. Rubin
Title: Chief Financial Officer